Exhibit 4.2

CLECO CORPORATE HOLDINGS LLC

To

REGIONS BANK

Trustee

__________________

SUPPLEMENTAL INDENTURE NO. 1

Dated as of September 11, 2019

_________________

$300,000,000 3.375% Senior Notes due 2029

CLECO CORPORATE HOLDINGS LLC
SUPPLEMENTAL INDENTURE NO. 1

$300,000,000 3.375% Senior Notes due 2029

SUPPLEMENTAL INDENTURE No. 1, dated as of September 11, 2019, between CLECO CORPORATE HOLDINGS LLC, a Louisiana limited liability company (the “Company”), and REGIONS BANK, as Trustee (the “Trustee”).

RECITALS

The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 11, 2019 (the “Original Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities.

Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities to be designated as the “3.375% Senior Notes due 2029” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture No. 1.

Section 301 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

Subparagraph (7) of Section 901 of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.

For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

ARTICLE I

Relation to Indenture; Additional Definitions

Section 101    Relation to Indenture.  This Supplemental Indenture No. 1 constitutes an integral part of the Original Indenture.

Section 102    Additional Definitions.   For all purposes of this Supplemental Indenture No. 1:

Capitalized terms used herein shall have the meaning specified herein or in the Original Indenture, as the case may be;

“Additional Interest” means the additional interest that shall accrue on the Notes in accordance with the terms of a Registration Rights Agreement if a Registration Default (as defined in the Registration Rights Agreement) occurs.

“Advisor” means, with respect to any Fund, any entity which provides advice in relation to the management of investments of such Fund in a manner which is substantially the same as the manner in which a Manager would provide such advice.

“Affiliate” of, or a Person “affiliated” with, a specific Person means (a) with respect to any Person that is not a Fund or a direct or indirect subsidiary of a Fund, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person and (b) with respect to any person that is a Fund or is a direct or indirect subsidiary of a Fund, any Manager or Advisor of such Fund and any other person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any such Manager or Advisor (including, for the avoidance of doubt, any Fund or any direct or indirect subsidiary of any Fund which is Controlled by any such person);

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or in a Place of Payment are authorized or required by law, regulation or executive order to close.  If any Interest Payment Date, Stated Maturity or Redemption Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the relevant date that the payment was due and no interest will accrue on such payment for the period from and after the Interest Payment Date, Stated Maturity or Redemption Date, as the case may be, to the date of that payment on the next succeeding Business Day.  The definition of “Business Day” in this Supplemental Indenture No. 1 and the provisions described in the preceding sentence shall supersede the definition of Business Day in the Original Indenture and Section 113 of the Original Indenture;

“Comparable Treasury Issue” has the meaning set forth in Section 302 hereof;

“Comparable Treasury Price” has the meaning set forth in Section 302 hereof;

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of securities, by contract or otherwise, which, for the avoidance of doubt, shall include, with respect to any Fund, any Manager or Advisor of such Fund. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date hereof is located at: II City Plaza, 400 Convention Street, 9th Floor, Baton Rouge, LA 70802;

“Fund” means any investment company, limited partnership, general partnership or other collective investment scheme or any body corporate or other entity, in each case, the business, operations or assets of which are managed professionally for investment purposes.

“Independent Investment Banker” has the meaning set forth in Section 302 hereof;

“Interest Payment Date” has the meaning set forth in Section 204(a) hereof;

“Issue Date” has the meaning set forth in Section 204(a) hereof;

“Manager” means, with respect to any Fund, any general partner, trustee, responsible entity, nominee, manager, or other entity performing a similar function with respect to such Fund.

“Maturity Date” has the meaning set forth in Section 203 hereof;

“Moody’s” means Moody’s Investors Service, Inc. or its successors.

“Notes” has the meaning set forth in the second paragraph of the Recitals hereof;

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof;

“Par Call Date” has the meaning set forth in Section 301 hereof;

“Reference Treasury Dealer” has the meaning set forth in Section 302 hereof;

“Reference Treasury Dealer Quotations” has the meaning set forth in Section 302 hereof;

“Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement dated as of the Issue Date, among the Company and the initial purchasers party thereto and (2) with respect to each issuance of additional Notes issued in a transaction exempt from or not subject to the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer and the Persons purchasing such additional Notes under the related purchase agreement, in each case, as amended from time to time.

“Regular Record Date” has the meaning set forth in Section 204(a) hereof;

“Remaining Term” has the meaning set forth in Section 302 hereof;

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or its successors.

“Treasury Rate” has the meaning set forth in Section 302 hereof;

All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 1.

ARTICLE II

The Series of Securities

Section 201    Title of the Securities.   The Notes shall be designated as the “3.375% Senior Notes due 2029.”

Section 202    Limitation on Aggregate Principal Amount.  The Trustee shall authenticate and deliver (i) the Notes for original issue on the Issue Date in the aggregate principal amount of $300,000,000, upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 301 and 303 of the Original Indenture.  Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders.  The aggregate principal amount of Notes that may initially be outstanding shall not exceed $300,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.

Section 203    Stated Maturity.  The Stated Maturity of the Notes shall be September 15, 2029 (the “Maturity Date”).

Section 204    Interest and Interest Rates.

(a)    The Notes shall bear interest at a rate of 3.375% per year, from and including September 11, 2019 (the “Issue Date”) to, but excluding, the Maturity Date.  Such interest shall be payable semiannually in arrears on March 15 and September 15 of each year (each an “Interest Payment Date”), beginning March 15, 2020 to the persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on March 1 and September 1 (each a “Regular Record Date”) (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

(b)    Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

(c)    The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

(d)    Any principal and premium on the Notes, if any, and any installment of interest on the Notes, which is overdue shall bear interest at the rate of 3.375% per annum (to the extent permitted by law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

Section 205    Paying Agent; Place of Payment.  The Trustee shall initially serve as the Paying Agent for the Notes.  The Company may appoint and change any Paying Agent or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent.  The Place of Payment where the Notes may be presented or surrendered for payment shall be the Corporate Trust Office of the Trustee.  At the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account in the United States as may be designated in writing by the Person entitled thereto as specified in the Security Register.

Section 206    Place of Registration or Exchange; Notices and Demands With Respect to the Notes.  The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

Section 207    Percentage of Principal Amount.  The Notes shall be initially issued at 99.941% of their principal amount, plus accrued interest, if any, from the Issue Date.

Section 208    Global Securities. The Notes shall be issuable in the form of one or more Global Securities.  Such Global Securities shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Notes.  Such Global Securities shall bear the legends set forth in the form of Security attached as Exhibit A hereto and the Appendix.

Section 209    Form of Securities.  The Notes shall be substantially in the form attached as Exhibit A hereto. Provisions relating to the Notes are set forth in the Appendix, which is hereby incorporated in and expressly made part of this Supplemental Indenture No. 1. The Notes shall be transferable only in compliance with the Appendix.

Section 210    Securities Registrar.  The Trustee shall initially serve as the Security Registrar for the Notes.

Section 211    Sinking Fund Obligations.  The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

Section 212    Defeasance and Discharge; Covenant Defeasance.

Article Fourteen of the Original Indenture, including without limitation Sections 1402 and 1403 thereof (as modified by Section 212(b) hereof), shall apply to the Notes.

Section 213    Change of Control.
(a)    In the event of any Change of Control Repurchase Event (the effective date of such Change of Control Repurchase Event being the “Change of Control Date”) each Holder of the Notes will have the right, at such Holder’s option, subject to the terms and conditions herein, to require the Company to repurchase all or any part of such Holder’s Notes (a “Change of Control Offer”) on a date selected by the Company that is no earlier than 60 days nor later than 90 days (the “Purchase Date”) after the giving of written notice by the Company, with a copy to the Trustee, of the occurrence of such Change of Control Repurchase Event, at a repurchase price payable in cash equal to 101% of the principal amount of such Notes plus accrued interest, if any, thereon to, but excluding, the Purchase Date (the “Change of Control Purchase Price”). The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture No. 1 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn in accordance with such offer or if a notice of redemption has been given pursuant to the requirements set forth herein unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control and without regard to the occurrence of a Ratings Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made; provided any such offer will be deemed to satisfy the Company’s obligation to make a Change of Control Offer upon the occurrence of any related Change of Control Repurchase Event.
(b)    Within 30 days after the Change of Control Date, the Company shall mail (or send in accordance with the procedures of the Depository Trust Company or other Depositary) to each Holder of a Note a notice, with a copy to the Trustee, regarding the Change of Control Repurchase Event, which notice shall state:

(i) that a Change of Control Repurchase Event has occurred and that each such Holder has the right to require the Company to repurchase all or any part of such Holder’s Notes at the Change of Control Purchase Price;
(ii) the Change of Control Purchase Price;
(iii) the Purchase Date;
(iv) that any Note not tendered will continue to accrue interest;
(v) that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Notes accepted for payment pursuant to the Change of Control Repurchase Event will cease to accrue interest after the Purchase Date;
(vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Repurchase Event shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;
(vii) the procedures to withdraw a Holder’s election to have any Notes repurchased pursuant to the Change of Control Repurchase Event; and
(viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.
(c)    To exercise its right to have any Notes repurchased pursuant to a Change of Control Repurchase Event, a Holder must deliver a written notice (the “Change of Control Purchase Notice”) to the Paying Agent at the Corporate Trust Office or any other office of the Paying Agent maintained for such purposes (or pursuant to the procedures of the Depositary Trust Company), not later than 30 days prior to the Purchase Date. The Change of Control Purchase Notice shall state:
(i) the portion of the principal amount of any Notes to be repurchased, which shall be a minimum of $2,000 and in integral multiples of $1,000 in excess thereof;
(ii) that such Notes are to be repurchased by the Company pursuant to this Section 213; and

(iii) unless the Notes are represented by one or more Global Notes, the certificate numbers of the Notes to be repurchased.
(d)    The Paying Agent shall promptly mail (or send in accordance with the procedures of the Depository Trust Company or other Depositary) to each Holder of Notes properly tendered the Change of Control Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.
(e)    Any Change of Control Purchase Notice may be withdrawn by a Holder by a written notice of withdrawal delivered to the Paying Agent not later than three Business Days prior to the Purchase Date. The notice of withdrawal shall state the principal amount and, if applicable, the certificate numbers of the Notes as to which the withdrawal notice relates and the principal amount, if any, that remains subject to a Change of Control Purchase Notice.
(f)    If the Paying Agent holds money sufficient to pay the Change of Control Purchase Price of a Note on the Business Day following the Purchase Date for such Note, then, on and after such date, interest on such Note will cease to accrue, whether or not such Note is delivered to the Paying Agent, and all other rights of the Holder of such Note shall terminate (other than the right to receive the Change of Control Purchase Price upon delivery of such Note).
(g)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other federal securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control Repurchase Event. To the extent that the provisions of any federal securities laws or regulations conflict with the provisions of this Section 213, the Company shall comply with the applicable federal securities laws and regulations and shall not be deemed to have breached its obligations under this Section 213 by virtue of such compliance.
(h)    Notwithstanding anything to the contrary in this Section 213, no Note may be repurchased by the Company as a result of a Change of Control Repurchase Event if there shall have occurred and be continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to the Notes).
(i) The following terms shall have the following meanings in this Section 213:

“Change of Control” means the occurrence of any of the following events:

(i)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than the Permitted Holders, becomes the “beneficial owners” (as used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group will be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company or otherwise;

(ii)
the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary) to any person other than the Permitted Holders shall have occurred, or the Company merges, consolidates or amalgamates with or into any other person or any other person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation and (y) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction;

(iii)
during any period, individuals who at the beginning of such period constituted the Board of Managers (for so long as the Operating Agreement of the Company, adopted April 13, 2016 (as amended from time to time, the “Operating Agreement”) is in effect, together with any replacement or new managers appointed to such Board of Managers in accordance with the terms of the Operating Agreement, and to the extent the terms of the Operating Agreement are no longer in effect, together with any new managers whose election or appointment by such Board of Managers or whose nomination for election by the members of the Company was approved by a vote of a majority of the managers then still in office who were either managers at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Managers then in office; or

(iv)	the Company’s members shall have approved any plan of liquidation or dissolution of the Company.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
“Investment Grade” means BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s or, if either S&P or Moody’s shall not make a rating on the Notes publicly available, another Rating Agency.
“Investors” means MIP Cleco Partners L.P. (f/k/a Como B.L.P.), bcIMC Como Investment Limited Partnership and John Hancock Life Insurance Company (U.S.A.), and each of their respective Affiliates.
“Permitted Holders” means each of the Investors and members of management of the Company (or its direct or indirect parent) who are holders of Voting Stock of the Company (or any of its direct or indirect parent companies) on the issue date of the Notes and any “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of a majority of the total voting power of the Voting Stock of the Company.
“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by the Company (as certified by a resolution of the Board of Managers), which shall be substituted for S&P or Moody’s, or both, as the case may be.
“Ratings Event” means a decrease in the ratings of the Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes). Notwithstanding the foregoing, if the rating of the Notes by each of the Rating Agencies is Investment Grade, then “Ratings Event” means a decrease in the ratings of the Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies such that the rating of the Notes by each of the Rating Agencies falls below Investment Grade on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes).
“Voting Stock” means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).
The Trustee does not have the duty or obligation to monitor the occurrence of a Change of Control Repurchase Event or give notice thereof to the Holders.
Section 214    Additional Interest. All references to any amount of “interest” payable on or with respect to any of the Notes shall be deemed to include any Additional Interest payable pursuant to a Registration Rights Agreement, if applicable.

Section 215    Rule 144A Reporting Requirement. Upon request therefor, the Company shall provide to prospective Holders of the Notes, all information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Note that remains Outstanding is a “restricted security” with the meaning of Rule 144(a)(3) under the Securities Act.

Section 216    Limitations on Liens.    The Company shall not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other Lien upon, any of the Company’s assets or property, whether owned on the date hereof or acquired thereafter, to secure any Indebtedness, other than Permitted Liens; provided, however, that any Lien on such property or assets will be permitted notwithstanding that it is not a Permitted Lien if the Notes are equally and ratably secured (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien (other than Permitted Liens).

The following terms shall have the following meanings in this Section 216:

“Credit Agreements” means (i) that certain Credit Agreement, dated as of April 13, 2016, by and among the Company, Mizuho Bank, Ltd., as administrative agent, and the lenders from time to time party thereto, as amended from time to time, (ii) that certain Term Loan Credit Agreement, dated as of June 28, 2016, by and among the Company, Mizuho Bank, Ltd., as administrative agent, and the lenders from time to time party thereto, as amended from time to time, (iii) that certain Bridge Loan Agreement, dated as of February 1, 2019 among the Company, the Lenders from time to time party thereto and Mizuho Bank, Ltd. as administrative agent, as amended from time to time, and (iv) that certain Term Loan Agreement, dated as of February 1,

2019 among the Company, the lenders from time to time party thereto and Mizuho Bank, Ltd. as administrative agent, as amended from time to time.

“Fair Market Value” means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer of the Company or the Board of Managers.

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive requirement, treaty or other governmental restriction or any similar form of decision of or determination by or any interpretation or administration of any of the foregoing, in each case, having the force of law by, any Governmental Authority, which is applicable to any Person, whether now or hereafter in effect.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement, of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capitalized lease having substantially the same economic effect as any of the foregoing).

“Permitted Contest Conditions” means a contest, pursued in good faith, challenging the enforceability, validity, interpretation, amount or application of any Governmental Rule, any Taxes, assessment, fee, government charge or levy or any Lien or other claim or payment of any nature or other matter (legal, contractual or other) by appropriate proceedings timely instituted if (i) the Company diligently pursues such contest, (ii) the Company establishes adequate reserves with respect to the contested claim to the extent required by accounting principles generally accepted in the United States of America and (iii) such contest would not reasonably be expected to result in a breach of the covenant described in an Event of Default described in 501(7) of the Original Indenture or any criminal or unindemnified civil liability (in the case of any such civil liability, otherwise required to be indemnified by the Company under the Indenture), being incurred by the Trustee or any of the Holders.

“Permitted Liens” means:

(i)
mechanics’, materialmen’s, workers’, repairmens’, employees’, warehousemen’s, carriers’ or other like Liens arising in the ordinary course of business or under Governmental Rules securing obligations which are not yet due, or which are adequately bonded and which are being contested pursuant to the Permitted Contest Conditions;

(ii)	Liens for Taxes, assessments or governmental charges, which are not yet due or which are being contested pursuant to the Permitted Contest Conditions;

(iii)	Liens arising out of judgments or awards fully covered by insurance or with respect to which an appeal or proceeding for review is being prosecuted pursuant to the Permitted Contest Conditions;

(iv)
Liens arising in the ordinary course of business from netting services, overdraft protection, banking services obligations and otherwise in connection with deposit, securities and commodities accounts;

(v)	Liens securing judgments that do not constitute an Event of Default described in Section 501(7) of the Original Indenture;

(vi)	zoning, building and other generally applicable land use restrictions, which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Company;

(vii)	Liens that have been placed by a third party on the fee title of leased real property or property over which the Company has easement rights, and subordination or similar agreements relating thereto;

(viii)	Liens securing Indebtedness in an aggregate principal amount not to exceed 15% of the Fair Market Value of the property and assets of the Company;

(ix)
agreements for an obligation (other than repayment of borrowed money) relating to the joint or common ownership, operation, and use of property, including Liens under joint venture or similar agreements securing obligations incurred in the conduct of operations or consisting of a purchase option, call or right of first refusal with respect to the Equity Interests in such jointly owned person or assets;

(x)
Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any lien, mortgage or security interest referred to in this definition of “Permitted Liens”; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Indebtedness that secured the lien or mortgage so extended, renewed or replaced (and any improvements on such property);

(xi)	leases or subleases granted to others that do not materially interfere with the business of the Company and its subsidiaries, or Liens arising from Uniform

Commercial Code financing statements filed on a precautionary basis in respect of operating leases intended by the parties to be true leases;

(xii)	Liens securing or deposits securing obligations of the Company and its subsidiaries with respect to workers’ compensation, unemployment insurance and other types of social security; and

(xiii)	Liens permitted under the Credit Agreements (or any amendments, modifications, refinancings or replacements thereof).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax, penalties or similar liability with respect thereto.

Section 217    Reports and Other Information.
(a)    At all times whether or not the Company is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee, so long as the Notes are outstanding, within the time periods specified in the Commission’s rules and regulations that would be applicable if the Company were a “non-accelerated filer” subject to such rules and regulations:
(i) all annual and quarterly reports that would be required to be filed with the Commission on Forms 10-K and 10-Q if the Company were required to file such reports; and
(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
(b)    The Company shall prepare all such reports within the time periods specified in Section 217(a) of this Supplemental Indenture No. 1 in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by its independent registered public accounting firm or independent auditors. In addition, the Company shall file a copy of each of the reports referred to in Sections 217(a)(i) and (ii) of this Supplemental Indenture No. 1 with the Commission for public availability within the time periods specified in Sections 217(a)(i) and (ii) of this Supplemental Indenture No. 1 (unless the Commission will not accept such a filing). So long as the Notes are outstanding, the Company shall not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company, so long as the Notes are outstanding, shall use its reasonable best efforts to post the reports referred to in Sections 217(a)(i) and (ii) of this Supplemental Indenture No. 1 on its website within the time periods specified therein. To the extent such filings are made, including on the “EDGAR” system (or its successor), the reports will be deemed to be furnished to the Trustee on the date filed.

(c)    Delivery or furnishing of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt or deemed receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor) or posted on the Company’s website.
ARTICLE III

Optional Redemption of the Notes

Section 301    Redemption Price. The Notes shall be redeemable, at the option of the Company, at any time and from time to time, in whole or in part, on any date prior to June 15, 2029 (the “Par Call Date”) at a price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the Notes matured on the Par Call Date but for the redemption (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points plus accrued and unpaid interest on the principal amount being redeemed, if any, to, but excluding, the Redemption Date. The Trustee shall have no responsibility for the calculation of such amount. The Company will promptly deliver the redemption price so calculated, together with such calculation in reasonable detail. On or after the Par Call Date, the Company may redeem the Notes at any time or from time to time, in whole or in part, by paying 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed, if any, to, but excluding, the Redemption Date.

Section 302    Calculation. The Treasury Rate will be calculated by the Independent Investment Banker on the third Business Day preceding the Redemption Date. For purposes of this Article III, the following terms shall mean as follows:

“Treasury Rate” means, with respect to any Redemption Date, the yield calculated on the third business day preceding the redemption date, as follows: for the latest day that appears in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor publication) under the caption “Treasury Constant Maturities - Nominal”, the independent investment banker shall select two yields - one for the maturity immediately before and one for the maturity immediately after the remaining maturity of the Notes to be redeemed (assuming the Notes matured on the Par Call Date) - and shall interpolate on a straight-line basis using such yields; if there is no such maturity either before or after, the Independent Investment Banker shall select the maturity closest to the Par Call Date that appears on the release; or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated by the Independent Investment Banker using a price for the Comparable

Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming for this purpose that the Notes matured on the Par Call Date (“Remaining Term”)) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of such Notes.

“Comparable Treasury Price” means (1) the average of three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of Mizuho Securities USA LLC, Credit Agricole Securities (USA) Inc. or Scotia Capital (USA) Inc. and their respective affiliates or successors as specified by the Company, or if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company.

“Reference Treasury Dealer” means each of (1) Mizuho Securities USA LLC and Scotia Capital (USA) Inc. and their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) and a Primary Treasury Dealer selected by Credit Agricole Securities (USA) Inc., provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Company after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Section 303   Partial Redemption.  If fewer than all of the Notes are to be redeemed by the Company pursuant to this Article III, not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof for redemption will be selected from the outstanding Notes not previously called by such method as the Trustee deems fair and appropriate, and, when the Notes are in the form of Global Securities, in accordance with the applicable procedures of The Depository Trust Company or other Depositary. The Trustee may select for redemption Notes and portions of Notes in minimum amounts of $2,000 or whole multiples of $1,000.  A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued upon the cancellation of the original Note. In the case of a partial redemption of Notes registered in the name of Cede & Co, the Notes to be redeemed will be determined in accordance with the procedures of The Depository Trust Company.

ARTICLE IV

Remedies

Section 401    Additional Events of Default; Acceleration of Maturity.

Solely with respect to the Notes issued hereby, and pursuant to Section 501(8) of the Original Indenture, Section 501(8) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof, as an “Event of Default” in addition to the other events set forth in Section 501 of the Original Indenture:

“(8)    The default by the Company or any Significant Subsidiary in a scheduled payment at maturity, upon redemption or otherwise, in the aggregate principal amount of $50 million or more, after the expiration of any applicable grace period, of any Indebtedness or the acceleration of any Indebtedness of the Company in such aggregate principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such payment default is not cured or such acceleration is not rescinded within 30 days after notice to the Company in accordance with the terms of the Indebtedness.

If an Event of Default under Section 501(8) which is common to all Outstanding series of Securities occurs and is continuing, then in such case, the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding (treated as one class), by a notice in writing to the Company (and to the Trustee if given by Holders) may declare the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified by the terms thereof) of all the Securities then Outstanding to be due and payable immediately, and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.”

ARTICLE V

Miscellaneous Provisions

Section 501    The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

Section 502    This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages thereof by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture No. 1 as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 503    THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 504    If any provision in this Supplemental Indenture No. 1 limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 505    In case any provision in this Supplemental Indenture No. 1 or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

CLECO CORPORATE HOLDINGS LLC

By: /s/ Kazi K. Hasan
Name: Kazi K. Hasan
Title: Chief Financial Officer

By: /s/Kristin L. Guillory
Name: Kristin L. Guillory
Title: Treasurer

Attest:

/s/ Robbyn Cooper
Name: Robbyn Cooper
Title: Corporate Secretary

REGIONS BANK,
As Trustee

By: /s/ Kesha A. Jupiter
Name: Kesha A. Jupiter
Title: Vice President

Signature Page to Supplemental Indenture No. 1

RULE 144A / REGULATION S APPENDIX
PROVISIONS RELATING TO NOTES

1.	Definitions.

1.1    Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2, in substantially the form of Exhibit A hereto (the “Form of Note”), except that such Note shall not bear the Global Security legend set forth in the Form of Note.
“Exchange Notes” means (1) the 3.375% Senior Notes due 2029 issued pursuant to this Supplemental Indenture No. 1 in exchange for, and in an aggregate principal amount equal to, the Notes or any additional Notes, in each case, pursuant to a Registration Rights Agreement, and (2) additional Notes, if any, issued pursuant to this Supplemental Indenture No. 1 pursuant to a registration statement filed with the Commission under the Securities Act.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Registered Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Transfer Restricted Notes to issue and deliver to such Holders in exchange for such Notes a like aggregate principal amount of Exchange Notes registered under the Securities Act.
“Resale Restriction Termination Date” means, in the case of Transfer Restricted Notes sold in reliance on Rule 144A, the expiration of the applicable holding period with respect to such Notes set forth in Rule 144(d)(i) of the Securities Act and, in the case of Transfer Restricted Notes sold in reliance on Regulation S, 40 days after the later of the original issue date of such Notes and the date on which such Notes (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.
“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and resale of Transfer Restricted Notes by the Holders or beneficial owners thereof pursuant to a Registration Rights Agreement.
“Transfer Restricted Notes” means the Notes that bear or are required to bear the transfer restrictions legend set forth in Section 2.3(d)(i) hereof.
“Unrestricted Notes” means any Notes that are not Transfer Restricted Notes.
1.2    Other Definitions for the purpose of this Appendix.

Term	Defined in Section:
“Form of Note”	1.1
“Permanent Regulation S Global Note”	2.1(b)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(b)
“Restricted Global Note”	2.1(a)
“Restricted Period”	2.1(b)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

Each capitalized term used but not defined in this Appendix shall have the meaning assigned to such term in the Indenture.

2.	The Notes.

2.1    The Notes.

(a)Form and Dating. The Notes initially offered and sold to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) (“Rule 144A Global Notes”) shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form, and Notes offered and sold in reliance on Regulation S under the Securities Act (“Regulation S”), shall be issued initially in the form of one or more temporary Global Securities in fully registered form (“Temporary Regulation S Global Notes”), in each case, without interest coupons and with the Global Securities legend set forth in the Form of Note and the Transfer Restricted Notes legend set forth in Section 2.3 (each security, unless and until becoming an Unrestricted Note, a “Restricted Global Note”), which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Additional Notes offered and sold to QIBs shall be issued initially in the form of one or more permanent Rule 144A Global Notes, and additional Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Temporary Regulation S Global Notes or Permanent Regulation S Global Notes, in each case, without interest coupons and with the Global Securities legend set forth in the Form of Note and the Transfer Restricted Notes legend set forth in Section 2.3, which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the

Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Additional Notes offered and sold pursuant to any other exemption from registration under the Securities Act shall be issued initially in the form of one or more permanent Global Securities, without interest coupons and with a Global Securities legend that may be substantially similar to that set forth in the Form of Note and the Transfer Restricted Notes legend set forth in Section 2.3 or otherwise appropriate under the circumstances based upon the applicable exemption from registration under the Securities Act, which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Company may in its discretion specify that Additional Notes that bear any legend substantially similar to Section 2.3(d)(i) hereof are to be Transfer Restricted Notes. Exchange Notes shall be issued (i) in the form of one or more permanent Global Securities in definitive, fully registered form without interest coupons and with the Global Securities legend set forth in the Form of Note, and shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided or (ii) in definitive form as provided in Section 2.4.

(b)Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary. If such Global Securities are Restricted Global Notes, then separate Global Securities shall be issued to represent Rule 144A Global Notes and Regulation S Global Notes so long as required by law or the Depositary.
Except as set forth in this Section 2.1(b), beneficial interests in a Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the period through and including the 40th day after the later of the commencement of the offering of the Notes represented by such Temporary Regulation S Global Note and the closing of such offering (such period, the “Restricted Period”) and then, after the expiration of the Restricted Period, may be exchanged for interests in a Rule 144A Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Company and the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Prior to the expiration of the Restricted Period, beneficial interests in a Temporary Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A, (ii) the transferor first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person who the transferor reasonably believes to be a QIB and is purchasing for its own account or the account of a QIB, in each case in a transaction meeting the requirements of Rule 144A, and (iii) the transfer is in accordance with all applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Global Notes.
Beneficial interests in a Rule 144A Global Note that is a Transfer Restricted Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 under the Securities Act (if available).
The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as provided herein and in the Indenture.
(c)Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive Definitive Notes. Definitive Notes shall be exchangeable for beneficial interests in Global Securities only as provided in Section 2.3.

2.2    Authentication of Exchange Notes. The Trustee shall authenticate and deliver at any time or from time to time, Exchange Notes for issue in a Registered Exchange Offer pursuant to a Registration Rights Agreement for a like principal amount of Transfer Restricted Notes upon delivery of a Company Order.

2.3    Transfer and Exchange.

(a)    Transfer and Exchange of Global Securities.   The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(i)Notwithstanding any other provisions of this Appendix, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(ii)In the event that a Restricted Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Transfer Restricted Notes intended to ensure that such transfers comply with Rule 144A or Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(b)    Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request (x) to register the transfer of such Definitive Notes or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)if such Definitive Notes are required to bear a Transfer Restricted Notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(c) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

A.if such Definitive Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

B.if such Definitive Notes are being transferred to the Company or any Subsidiary thereof, a certification to that effect; or

C.if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (I) a certification to that effect and (II) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

(c)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)certification that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, or (B) being transferred after expiration of the Restricted Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii)written instructions directing the Trustee to make an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (c)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (c)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause in accordance with the standing instructions and procedures of the Depositary, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding but Notes are otherwise represented by Global Securities at such time, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.
(d)    Legend.

(i)    Except as permitted by the following subclauses (ii), (iii), (iv) and (v), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

For each Rule 144A Global Note and each Regulation S Global Note:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE

OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) IT IS NOT USING

ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY OR (IV) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (2) THE PURCHASE AND HOLDING OF THIS SECURITY THROUGHOUT THE PERIOD THAT IT HOLDS SUCH SECURITY IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, PURSUANT TO ONE OR MORE EXEMPTIONS.

Each Temporary Regulation S Global Note shall also bear the following legend:

THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii)    The Company, acting in its discretion, may remove the Transfer Restricted Notes legend set forth in clause (d)(i) above from any Transfer Restricted Note at any time on or after the Resale Restriction Termination Date applicable to such Transfer Restricted Note. Without limiting the generality of the preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Transfer Restricted Note, an Unrestricted Note without such legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of a Company Order stating that the Resale Restriction Termination Date applicable to such Transfer Restricted Note has occurred and requesting the authentication and delivery of an Unrestricted Note in exchange therefor given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Note to the Depositary or pursuant to such Depositary’s instructions and shall request the Depositary to, or, if the Trustee is custodian of such Transfer Restricted Note, shall itself, surrender such Transfer Restricted Note in exchange for such Unrestricted Note without such legend and thereupon cancel such Transfer Restricted Note so surrendered, all as directed in such order. For purposes of determining whether the Resale Restriction Termination Date has occurred with respect to any Notes evidenced by a Transfer Restricted Note or delivering any order pursuant to this Section 2.3(d)(ii) with respect to such Notes, (i) only those Notes which a Principal Officer of the Company actually knows (after reasonable inquiry) to be or to have been owned by an Affiliate of the Company shall be deemed to be or to have been, respectively, owned by an Affiliate of the Company; and (ii) “Principal Officer” means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

For purposes of this Section 2.3(d)(ii), all provisions relating to the removal of the legend set forth in clause (d)(i) above shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Notes evidenced by a Transfer Restricted Note, to such portion of the Notes so evidenced as to which the Resale Restriction Termination Date has occurred.
Each holder of any Notes evidenced by any Restricted Global Note, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the legend set forth in Section 2.3(d)(i) (including by means of the exchange of all or the portion of such Restricted Global Note evidencing such Note for a certificate evidencing such Note that does not bear such legend) at any time after the Resale Restriction Termination Date.
(iii)Upon any sale or transfer of a Transfer Restricted Note pursuant to Rule 144 under the Securities Act, the Security Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Note that does not bear the legend set forth in clause (d)(i) above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Security Registrar that, and if the Company or the Trustee so request, delivers an opinion of counsel to the effect that, such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iv)After a transfer of any Transfer Restricted Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Notes, all requirements pertaining to transfer restriction legends on such Notes will cease to apply, and an Exchange Note in global form, without restrictive transfer legends, will be available to the transferee of the Holder of such Notes upon exchange of such transferring Holder’s Definitive Notes or directions to transfer such Holder’s interest in the Global Security, as applicable.

(v)Upon the consummation of a Registered Exchange Offer with respect to Transfer Restricted Notes, Exchange Notes in global form will be available to Holders that exchange such Transfer Restricted Notes in such Registered Exchange Offer.

(e)Restrictions on Transfer of Temporary Regulation S Global Notes. During the Restricted Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures of the Depositary and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

(f)Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Security shall be returned to the Company for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee with respect to such Global Security, by the Trustee, to reflect such reduction.

(g)No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4    Definitive Notes.

(a)A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only in the circumstances described in Section 2.13 of the Original Indenture and only if such transfer complies with Section 2.3 hereof.

(b)Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations equal to $2,000 or an integral multiple of $1,000 in excess thereof, and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.3, bear the Transfer Restricted Notes legend.

(c)In no event shall beneficial interests in the Temporary Regulation S Global Note be transferred or exchanged for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S under the Securities Act.

Exhibit A

[FORM OF FACE OF SECURITY]

[IN THE CASE OF NOTES NOT REGISTERED UNDER THE SECURITIES ACT] THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.
[IN THE CASE OF REGULATION S NOTES] BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) IT IS NOT USING ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS

AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY OR (IV) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (2) THE PURCHASE AND HOLDING OF THIS SECURITY THROUGHOUT THE PERIOD THAT IT HOLDS SUCH SECURITY IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, PURSUANT TO ONE OR MORE EXEMPTIONS.
[THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]
[IF THIS SECURITY IS TO BE A GLOBAL SECURITY -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.
[FOR AS LONG AS THIS GLOBAL SECURITY IS DEPOSITED WITH OR ON BEHALF OF THE DEPOSITORY TRUST COMPANY IT SHALL BEAR THE FOLLOWING LEGEND.] UNLESS THIS CERTIFICATE IS PRESENTED BY A AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CLECO CORPORATE HOLDINGS LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CLECO CORPORATE HOLDINGS LLC
3.375% Senior Notes due 2029

Original Interest Accrual Date: September 11, 2019
Stated Maturity: September 15, 2029 (the “Maturity Date”)
Interest Rate: 3.375%
Interest Payment Dates: March 15 and September 15
Initial Interest Payment Date: March 15, 2020
Regular Record Dates: March 1 and September 1 immediately preceding the respective Interest Payment Date

Redeemable: Yes [X] No [ ]
Redemption Date: At any time.
Redemption Price: 1) On any date prior to June 15, 2029 (the “Par Call Date”) at a price equal to the greater of (i) 100% of the principal amount of this Security or the portion hereof to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Security, or the portion thereof to be redeemed, that would be due if this Security matured on the Par Call Date but for the redemption (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the applicable Treasury Rate plus 30 basis points; plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date; or 2) on or after the Par Call Date, at a price equal to 100% of the principal amount of this Security or the portion thereof to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

This Security is not an Original Issue Discount Security
within the meaning of the within-mentioned Indenture.
_____________________________

Principal Amount		Registered No. T-1
$	*	CUSIP [•]

CLECO CORPORATE HOLDINGS LLC, a limited liability company duly organized and existing under the laws of the State of Louisiana (herein called the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to

***CEDE & Co.***

, or its registered assigns, the principal sum of -- DOLLARS on the Stated Maturity specified above, and to pay interest thereon from the Original

______________________
*Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced hereby.

Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing on September 11 2019, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 3.375% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.  The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or in a Place of Payment are authorized or required by law, regulation or executive order to close.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account in the United States as may be designated in writing by the Person entitled thereto as specified in the Security Register.

The Company has entered into a Registration Rights Agreement dated September 11, 2019 with the initial purchasers described therein (the “Registration Rights Agreement”). Holders of Securities of this series shall have all the rights set forth in the Registration Rights Agreement.

From and after the date on which a Registration Default (as defined in the Registration Rights Agreement) occurs, the interest rate payable on this Security shall increase (in addition to the interest rate set forth above) and additional interest reflecting such increase shall accrue with respect to this Security, as described in the Registration Rights Agreement, until but not including the date on which all such Registration Defaults shall be cured and cease to exist (and provided no other Registration Default with respect to this Security shall then be continuing), at the rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum, which additional interest shall be payable hereon at the times, in the manner and subject to the same terms and conditions set forth herein and in the Indenture (as defined on the reverse hereof), as though the interest rate set forth above had been increased by such applicable percentage per annum.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [___] ___, 2019                CLECO CORPORATE HOLDINGS LLC

By:
Name:
Title:

By:
Name:
Title:

Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

REGIONS BANK
As Trustee

Dated: [___] ___, 2019
By:
Authorized Signatory

SCHEDULE A

The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is $                                 . The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

Aggregate Principal
Amount of Securities
	Decrease in Aggregate	Increase in Aggregate	Remaining After	Notation by
Date of	Principal Amount of	Principal Amount of	Such Decrease or	Security
Adjustment	Securities	Securities	Increase	Registrar

[FORM OF REVERSE SIDE OF SECURITY]

CLECO CORPORATE HOLDINGS LLC

3.375% NOTES DUE 2029

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 11, 2019 (herein called the “ Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and Regions Bank, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

This Security shall be redeemable, at the option of the Company, at any time or from time to time, in whole or in part, on any date prior to June 15, 2029 (the “Par Call Date”) at a price equal to the greater of (i) 100% of the principal amount of this Security (or the portion hereof to be redeemed) or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed that would be due if this Security (or the portion hereof to be redeemed) matured on the Par Call Date but for the redemption (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 30 basis points plus, in each case, accrued and unpaid interest on the principal amount being redeemed, if any, to, but excluding, the Redemption Date. On or after the Par Call Date, the Company may redeem this Security, at any time or from time to time, in whole or in part, by paying 100% of the principal amount of this Security (or such portion to be redeemed) plus accrued and unpaid interest on the principal amount being redeemed, if any, to, but excluding, the Redemption Date.

The Treasury Rate will be calculated by the Independent Investment Banker on the third Business Day preceding the Redemption Date. For purposes of calculating the Redemption Price, the following terms shall mean as follows:

“Treasury Rate” means, with respect to any Redemption Date, the yield calculated on the third Business Day preceding the redemption date, as follows: for the latest day that appears in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor publication) under the caption “Treasury Constant Maturities - Nominal”, the independent investment banker shall select two yields - one for the maturity immediately before and one for the maturity immediately after the remaining maturity of this Security (assuming this Security matured on the Par Call Date) - and shall interpolate on a straight-line basis using such yields; if there is no such maturity either before or after, the Independent Investment Banker shall select the maturity closest to the Par Call Date that appears on the release; or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated by the Independent Investment Banker using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of this Security to be redeemed (assuming for this purpose that the Securities matured on the Par Call Date, the “Remaining Term”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of this Security.

“Comparable Treasury Price” means (1) the average of three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of Mizuho Securities USA LLC, Credit Agricole Securities (USA) Inc. or Scotia Capital (USA) Inc. and their respective affiliates or successors as specified by the Company, or if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company.

“Reference Treasury Dealer” means each of (1) Mizuho Securities USA LLC and Scotia Capital (USA) Inc. and their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) and a Primary Treasury Dealer selected by Credit Agricole Securities (USA) Inc., provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Company after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.